FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Fourth Quarter and Full Year 2024 Results

Delivered strong year, as One Interface strategy accelerates results

ATLANTA – February 25, 2025 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended December 29, 2024.

Fourth quarter highlights:

•Net sales totaled $335 million, up 3.0% year-over-year, in the range of our expectations.
•GAAP earnings per diluted share of $0.37; Adjusted earnings per diluted share of $0.34.
•Generated $38 million of cash from operations, repaid $34 million of debt in the quarter.

Fiscal Year:

•Net sales totaled $1,316 million, up 4.3% year-over-year.
•GAAP earnings per diluted share of $1.48; Adjusted earnings per diluted share of $1.46.
•Generated $148 million of cash from operations, repaid $115 million of debt in the year.

“We delivered impressive results in 2024, reflecting the early achievements of our One Interface strategy. We saw growth across all product categories, largely driven by continued momentum in the Americas, where our combined selling strategy has exceeded our expectations. Our team has made tremendous progress in advancing strategic initiatives that reduce complexity, improve pricing and mix management, and realize synergies from our global functions. As a result, we significantly expanded gross profit margin and nearly doubled GAAP earnings per diluted share,” commented Laurel Hurd, CEO of Interface.

“We delivered over 4% global net sales growth in 2024 in a challenging macro environment. Global Education billings were up double digits year-over-year, we gained share in Corporate Office, and we positioned our Healthcare segment for future success. Retail billings, although small in total, also contributed to our growth,” continued Hurd.

“I am proud of the tangible progress our team accomplished in the initial stages of our strategy implementation. We continue to differentiate ourselves in the market with premium, high-quality products while remaining true to our core values rooted in sustainable innovation. Our results reinforce that we are on the right path, and we remain focused on continuing to drive growth and shareholder value in the years ahead.”

“In fiscal year 2024, strong cash generation and disciplined capital management enabled us to repay $115 million of debt, reducing net leverage to 1.1 times fiscal year 2024 Adjusted EBITDA. We made tremendous progress expanding gross profit margins which grew 174 basis points year-over-year driven by higher volumes and favorable mix, as well as lower input costs,” added Bruce Hausmann, CFO of Interface.

Consolidated Results Summary (Unaudited)	Three Months Ended			Twelve Months Ended
(in millions, except percentages and per share data)	12/29/2024	12/31/2023	Change	12/29/2024	12/31/2023	Change

GAAP
Net Sales	$335.0	$325.1	3.0%	$1,315.7	$1,261.5	4.3%
Gross Profit Margin % of Net Sales	36.5%	37.9%	(137) bps	36.7%	35.0%	174 bps
SG&A Expenses	$92.7	$88.0	5.3%	$348.5	$339.0	2.8%
SG&A Expenses % of Net Sales	27.7%	27.1%	59 bps	26.5%	26.9%	(38) bps
Operating Income	$29.6	$35.2	(15.7)%	$134.4	$104.5	28.6%
Net Income	$21.8	$19.6	11.3%	$86.9	$44.5	95.3%
Earnings per Diluted Share	$0.37	$0.33	12.1%	$1.48	$0.76	94.7%

Non-GAAP
Currency-Neutral Net Sales	$336.0	$325.1	3.4%	$1,317.5	$1,261.5	4.4%
Adjusted Gross Profit Margin % of Net Sales	36.9%	38.3%	(139) bps	37.1%	35.4%	173 bps
Adjusted SG&A Expenses	$90.8	$83.5	8.8%	$346.7	$329.8	5.1%
Adjusted SG&A Expenses % of Net Sales	27.1%	25.7%	143 bps	26.4%	26.1%	21 bps
Adjusted Operating Income	$32.8	$41.0	(20.0)%	$141.4	$116.4	21.5%
Adjusted Net Income	$20.1	$23.8	(15.6)%	$86.2	$58.6	47.2%
Adjusted Earnings per Diluted Share	$0.34	$0.41	(17.1)%	$1.46	$1.00	46.0%
Adjusted EBITDA	$46.0	$52.2	(11.7)%	$189.0	$162.0	16.7%
Currency-Neutral Orders Increase Year-Over-Year	4.7%

•Fourth quarter 2024 adjusted gross profit margin declined 139 basis points year-over-year due primarily to fourth quarter 2023 benefiting 160 basis points from non-recurring items.
•Fourth quarter 2024 adjusted SG&A expenses increased year-over-year due in part to higher sales commissions and incentive compensation.

Additional Metrics	12/29/2024	12/31/2023	Change
Cash	$99.2	$110.5	(10.2)%
Total Debt	$302.8	$417.2	(27.4)%
Total Debt Minus Cash ("Net Debt")	$203.5	$306.7	(33.6)%
Fiscal Year 2024 Adjusted EBITDA	$189.0
Total Debt divided by Fiscal Year 2024 Net Income	3.5 x
Net Debt divided by Fiscal Year 2024 Adj. EBITDA ("Net Leverage Ratio")	1.1x

Segment Results Summary (Unaudited)	Three Months Ended			Twelve Months Ended
(in millions, except percentages)	12/29/2024	12/31/2023	Change	12/29/2024	12/31/2023	Change

AMS
Net Sales	$205.7	$188.2	9.3%	$800.8	$737.0	8.7%
Currency-Neutral Net Sales	$206.3	$188.2	9.6%	$801.8	$737.0	8.8%
Operating Income	$28.5	$28.0	1.5%	$105.3	$85.0	23.9%
Adjusted Operating Income	$29.4	$29.2	0.7%	$106.6	$87.8	21.4%
Currency-Neutral Orders Increase Year-Over-Year	9.3%

EAAA
Net Sales	$129.3	$136.9	(5.6)%	$514.8	$524.5	(1.8)%
Currency-Neutral Net Sales	$129.8	$136.9	(5.2)%	$515.7	$524.5	(1.7)%
Operating Income	$1.2	$7.1	(83.6)%	$29.1	$19.5	49.1%
Adjusted Operating Income	$3.4	$11.8	(71.2)%	$34.8	$28.6	21.7%
Currency-Neutral Orders (Decrease) Year-Over-Year	(1.1)%

Outlook

Interface enters 2025 with a strong backlog, and expects customary seasonality in the year which typically means a lighter Q1 sequentially, followed by a stronger Q2 and Q3 sequentially. Separately, given current strength of the U.S. dollar compared to other foreign currencies, the Company is forecasting translation FX to negatively impact its year-over-year net sales growth rate by approximately 2% in Q1 2025 and approximately 1% to 2% for the full fiscal year 2025, which is included in the Company's Q1 and full fiscal year 2025 guidance. With that backdrop in mind, the Company anticipates the following:

Q1 Fiscal Year 2025 Outlook
Net sales	$290 million to $300 million
Adjusted gross profit margin	37.5% of net sales
Adjusted SG&A expenses	$88 million
Adjusted interest & other expenses	$6 million
Adjusted effective income tax rate	28.0%
Fully diluted weighted average share count	59.2 million shares
Note: All figures are approximate

Full Fiscal Year 2025 Outlook
Net sales	$1.315 billion to $1.365 billion
Adjusted gross profit margin	37.2% to 37.4% of net sales
Adjusted SG&A expenses	26% of net sales
Adjusted interest & other expenses	$24 million
Adjusted effective income tax rate	28.0%
Capital expenditures	$45 million
Note: All figures are approximate

Webcast and Conference Call Information

Interface will host a conference call on February 25, 2025, at 8:00 a.m. Eastern Time, to discuss its fourth quarter and full fiscal year 2024 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/583846146, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency- neutral sales and currency-neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the property casualty loss impact, the loss on foreign subsidiary liquidation, the loss on discontinuance of interest rate swaps, and the UK pension surplus tax rate change. Adjusted gross profit and adjusted gross profit margin exclude the nora purchase accounting amortization, and the cyber event impact. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency-neutral sales and currency-neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, and the loss on foreign subsidiary liquidation. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc. (NASDAQ: TILE) is a global flooring solutions company and sustainability leader, offering an integrated portfolio of carpet tile and resilient flooring products that includes Interface® carpet tile and LVT, nora® rubber flooring, and FLOR® premium area rugs for commercial and residential spaces. Made with purpose and without compromise, Interface flooring brings more sophisticated design, more performance, more innovation, and more climate progress to interior spaces.

A decades-long pioneer in sustainability, Interface remains “all in” on becoming a restorative business. Today, the company is focusing on carbon reductions, not offsets, as it works toward achieving its verified science-based targets by 2030 and its goal to become a carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability.

Follow us on Facebook, Instagram, LinkedIn, X, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2025 first quarter and full year 2025 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Sales of our principal products have been and may continue to be affected by adverse economic cycles, and effects in the new construction market and renovation market", "Health crisis events, such as epidemics or pandemics, have adversely impacted, and may continue to impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine and the Israel-Hamas war could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union, could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims".
You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Statements of Operations (Unaudited)	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/29/2024	12/31/2023	12/29/2024	12/31/2023

Net Sales	$335,010	$325,118	$1,315,658	$1,261,498
Cost of Sales	212,705	201,966	832,710	820,429
Gross Profit	122,305	123,152	482,948	441,069
Selling, General & Administrative Expenses	92,671	88,000	348,542	339,049
Restructuring, Asset Impairment, Other (Gains) and Charges	—	—	—	(2,502)
Operating Income	29,634	35,152	134,406	104,522
Interest Expense	4,888	6,801	23,205	31,787
Other (Income) Expense, net	(2,590)	1,407	(2,353)	9,081
Income Before Income Tax Expense	27,336	26,944	113,554	63,654
Income Tax Expense	5,570	7,389	26,608	19,137
Net Income	$21,766	$19,555	$86,946	$44,517

Earnings Per Share – Basic	$0.37	$0.34	$1.49	$0.77

Earnings Per Share – Diluted	$0.37	$0.33	$1.48	$0.76

Common Shares Outstanding – Basic	58,304	58,108	58,282	58,092
Common Shares Outstanding – Diluted	59,209	58,636	58,871	58,335

Consolidated Balance Sheets (Unaudited)
(In thousands)	12/29/2024	12/31/2023
Assets
Cash and Cash Equivalents	$99,226	$110,498
Accounts Receivable, net	171,135	163,386
Inventories, net	260,581	279,079
Other Current Assets	33,355	30,895
Total Current Assets	564,297	583,858
Property, Plant and Equipment, net	282,374	291,140
Operating Lease Right-of-Use Assets	76,815	87,519
Goodwill	99,887	105,448
Other Intangibles, net	48,273	56,255
Other Assets	99,170	105,875
Total Assets	$1,170,816	$1,230,095

Liabilities
Accounts Payable	$68,943	$62,912
Accrued Expenses	134,996	130,890
Current Portion of Operating Lease Liabilities	12,296	12,347
Current Portion of Long-Term Debt	482	8,572
Total Current Liabilities	216,717	214,721
Long-Term Debt	302,275	408,641
Operating Lease Liabilities	68,092	78,269
Other Long-Term Liabilities	94,584	102,517
Total Liabilities	681,668	804,148
Shareholders’ Equity	489,148	425,947
Total Liabilities and Shareholders’ Equity	$1,170,816	$1,230,095

Consolidated Statements of Cash Flows (Unaudited)	Twelve Months Ended
(In thousands)	12/29/2024	12/31/2023
OPERATING ACTIVITIES
Net Income	$86,946	$44,517
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	39,333	40,774
Share-Based Compensation Expense	12,907	10,265
Loss (Gain) on Disposal of Property, Plant and Equipment, net	264	(2,252)
Loss on Foreign Subsidiary Liquidation	2,152	6,221
Bad Debt Expense	1,476	53
Amortization of Acquired Intangible Assets	5,172	5,172
Deferred Taxes	(3,034)	(10,082)
Other	(8,480)	1,273
Change in Working Capital
Accounts Receivable	(13,872)	21,798
Inventories	10,467	31,040
Prepaid Expenses and Other Current Assets	(3,079)	(302)
Accounts Payable and Accrued Expenses	18,178	(6,443)
Cash Provided by Operating Activities	148,430	142,034
INVESTING ACTIVITIES
Capital Expenditures	(33,788)	(26,107)
Proceeds from Sale of Property, Plant and Equipment	1,040	6,593
Insurance Proceeds from Property Casualty Loss	2,374	—
Cash Used in Investing Activities	(30,374)	(19,514)
FINANCING ACTIVITIES
Revolving Loan Borrowing	34,243	90,000
Revolving Loan Repayments	(34,243)	(114,381)
Term Loan Repayments	(115,213)	(80,927)
Tax Withholding Payments for Share-Based Compensation	(4,770)	(1,514)
Dividends Paid	(2,338)	(2,323)
Finance Lease Payments	(2,913)	(2,419)
Cash Used in Financing Activities	(125,234)	(111,564)
Net Cash (Used in) Provided by Operating, Investing and Financing Activities	(7,178)	10,956
Effect of Exchange Rate Changes on Cash	(4,094)	1,978
CASH AND CASH EQUIVALENTS
Net Change During the Period	(11,272)	12,934
Balance at Beginning of Period	110,498	97,564
Balance at End of Period	$99,226	$110,498

Net Sales by Region (Unaudited)

Twelve Months Ended
% of Total	12/29/2024
Net Sales
AMS	61%
EMEA	29%
APAC	10%
Consolidated Net Sales	100%

Gross Billings by Customer Vertical (Unaudited)

Twelve Months Ended
% of Total	12/29/2024
Gross Billings
Corporate/Office	47%
Education	20%
Healthcare	9%
Government	6%
Retail	5%
Residential/Living	5%
Hospitality	2%
Consumer Residential	2%
Transportation	2%
Other	3%
Consolidated Gross Billings *	100%
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Fourth Quarter 2024							Fourth Quarter 2023
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$122.3	$92.7	$29.6			$21.8	$0.37	$123.2	$88.0	$35.2			$19.6	$0.33
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Restructuring, Asset Impairment, Severance, and Other, net	—	(2.2)	2.2	2.2	(0.5)	1.7	0.03	—	(4.4)	4.4	4.4	(1.2)	3.2	0.06
Cyber Event Impact	—	0.3	(0.3)	(5.1)	1.2	(3.9)	(0.07)	—	(0.1)	0.1	0.1	—	0.1	—
Foreign Subsidiary Liquidation(1)	—	—	—	2.2	—	2.2	0.04	—	—	—	—	—	—	—
UK Pension Surplus Tax Rate Change	—	—	—	—	(2.5)	(2.5)	(0.04)	—	—	—	—	—	—	—
Adjustments Subtotal *	1.3	(1.9)	3.1	0.5	(2.2)	(1.7)	(0.03)	1.3	(4.5)	5.8	5.8	(1.6)	4.2	0.08
Adjusted (non-GAAP) *	$123.6	$90.8	$32.8			$20.1	$0.34	$124.4	$83.5	$41.0			$23.8	$0.41

(1) Thailand foreign subsidiary substantially liquidated. The related cumulative translation adjustment recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2024							Fiscal Year 2023
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income	Pre-tax	Tax Effect	Net Income/(Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income	Pre-tax	Tax Effect	Net Income/(Loss)	Diluted EPS
GAAP As Reported	$482.9	$348.5	$134.4			$86.9	$1.48	$441.1	$339.0	$104.5			$44.5	$0.76
Non-GAAP Adjustments:
Purchase Accounting Amortization	5.2	—	5.2	5.2	(1.5)	3.7	0.06	5.2	—	5.2	5.2	(1.5)	3.7	0.06
Restructuring, Asset Impairment, Severance, and Other, net	—	(2.5)	2.5	2.5	(0.6)	1.9	0.03	—	(8.1)	5.6	5.6	(1.6)	4.1	0.07
Cyber Event Impact	—	0.7	(0.7)	(5.5)	1.3	(4.2)	(0.07)	—	(1.1)	1.1	1.1	(0.3)	0.8	0.01
Property Casualty Loss(1)	—	—	—	(2.3)	0.6	(1.8)	(0.03)	—	—	—	(0.5)	0.1	(0.4)	(0.01)
Loss on Foreign Subsidiary Liquidation (2)	—	—	—	2.2	—	2.2	0.04	—	—	—	6.2	(1.1)	5.1	0.09
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	1.0	(0.2)	0.8	0.01
UK Pension Surplus Tax Rate Change	—	—	—	—	(2.5)	(2.5)	(0.04)	—	—	—	—	—	—	—
Adjustments Subtotal *	5.2	(1.8)	7.0	2.0	(2.7)	(0.7)	(0.01)	5.1	(9.2)	11.9	18.6	(4.5)	14.0	0.24
Adjusted (non-GAAP) *	$488.1	$346.7	$141.4			$86.2	$1.46	$446.2	$329.8	$116.4			$58.6	$1.00

(1) Represents insurance recovery.
(2) In 2024 our Thailand subsidiary was substantially liquidated. In 2023, our Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency-Neutral Net Sales", "Adjusted Gross Profit" and "AOI")
(In millions)

	Fourth Quarter 2024			Fourth Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$205.7	$129.3	$335.0	$188.2	$136.9	$325.1
Impact of Changes in Currency	0.5	0.5	1.0	—	—	—
Currency-Neutral Net Sales *	$206.3	$129.8	$336.0	$188.2	$136.9	$325.1

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2024			Fiscal Year 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$800.8	$514.8	$1,315.7	$737.0	$524.5	$1,261.5
Impact of Changes in Currency	1.0	0.8	1.8	—	—	—
Currency-Neutral Net Sales *	$801.8	$515.7	$1,317.5	$737.0	$524.5	$1,261.5

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2024			Fourth Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Gross Profit (GAAP)	$81.2	$41.1	$122.3	$76.9	$46.3	$123.2
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Adjusted Gross Profit*	$81.2	$42.3	$123.6	$76.9	$47.6	$124.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2024			Fiscal Year 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Gross Profit (GAAP)	$306.6	$176.3	$482.9	$278.2	$162.8	$441.0
Purchase Accounting Amortization	—	5.2	5.2	—	5.2	5.2
Cyber Event Impact	—	—	—	—	—	—
Adjusted Gross Profit*	$306.6	$181.5	$488.1	$278.2	$168.0	$446.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2024			Fourth Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$28.5	$1.2	$29.6	$28.0	$7.1	$35.2
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Cyber Event Impact	(0.1)	(0.2)	(0.3)	0.1	—	0.1
Restructuring, Asset Impairment, Severance, and Other, net	1.0	1.2	2.2	1.1	3.4	4.4
Adjustments Subtotal *	0.9	2.2	3.1	1.1	4.7	5.8
AOI *	$29.4	$3.4	$32.8	$29.2	$11.8	$41.0

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2024			Fiscal Year 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$105.3	$29.1	$134.4	$85.0	$19.5	$104.5
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	5.2	5.2	—	5.2	5.2
Cyber Event Impact	(0.4)	(0.4)	(0.7)	0.6	0.5	1.1
Restructuring, Asset Impairment, Severance, and Other, net	1.6	0.9	2.5	2.1	3.5	5.6
Adjustments Subtotal *	1.3	5.7	7.0	2.8	9.1	11.9
AOI *	$106.6	$34.8	$141.4	$87.8	$28.6	$116.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

(in millions)	Fourth Quarter 2024	Fourth Quarter 2023	Fiscal Year 2024	Fiscal Year 2023
Net Income as Reported (GAAP)	$21.8	$19.6	$86.9	$44.5
Income Tax Expense	5.6	7.4	26.6	19.1
Interest Expense (including debt issuance cost amortization)	4.9	6.8	23.2	31.8
Depreciation and Amortization (excluding debt issuance cost amortization)	9.6	9.7	37.3	38.7
Share-based Compensation Expense	3.7	2.9	12.9	10.3
Purchase Accounting Amortization	1.3	1.3	5.2	5.2
Restructuring, Asset Impairment, Severance, and Other, net	2.2	4.4	2.5	5.6
Cyber Event Impact	(5.1)	0.1	(5.5)	1.1
Property Casualty Loss(1)	—	—	(2.3)	(0.5)
Loss on Foreign Subsidiary Liquidation (2)	2.2	—	2.2	6.2
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$46.0	$52.2	$189.0	$162.0

(1) Represents insurance recovery.
(2) In 2024 our Thailand subsidiary was substantially liquidated. In 2023, our Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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